QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

        McGladrey & Pullen
Certified Public Accountants

Independent Auditor's Consent

        We consent to the incorporation by reference in the Registration Statement of Computer Horizons Corp. on amended Form S-3 of our report on RGII Technologies, Inc., dated June 20, 2003, appearing in the Current Report, item 7, on Form 8K/A of Computer Horizons Corp. dated September 19, 2003.

Bethesda, Maryland
June 14, 2004

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

QuickLinks

  Exhibit 23.3
Independent Auditor's Consent